Exhibit 99.1
For Immediate Release

Contact:	Roy Lobo	Karen Tillman
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.506.4073	1.650.607.0326
	investor_us@oracle.com	karen.tillman@oracle.com
ORACLE REPORTS Q3 GAAP EPS UP 3% TO 26 CENTS, NON-GAAP EPS UP 16% TO 35 CENTS
Declares First-Ever Quarterly Dividend of 5 Cents per Share of Common Stock
REDWOOD SHORES, Calif., March 18, 2009 — Oracle Corporation (NASDAQ: ORCL) today announced fiscal 2009 Q3 GAAP earnings per share were $0.26, up 3% compared to last year. Third quarter GAAP total revenues were up 2% to $5.5 billion, while quarterly GAAP net income was down 1% to $1.3 billion. GAAP software revenues were up 5% to $4.4 billion with new software license revenues down 6% to $1.5 billion. GAAP software license updates and product support revenues were up 11% to $2.9 billion. GAAP services revenues were down 8% to $1.0 billion. GAAP operating income was up 4% to $1.9 billion and GAAP operating margin was up 54 basis points to 36%. GAAP operating cash flow on a trailing twelve month basis was $8.5 billion, up 17%.
     Oracle’s Q3 results were impacted by the dramatically reduced value of foreign currencies when compared to US dollars, reducing GAAP earnings by $0.05 per share. If currency exchange rates were the same as they were in Q3 of last year, Oracle’s Q3 GAAP earnings per share would have been up 18% to $0.31 rather than up 3% to $0.26, with total GAAP revenues up 11% rather than up 2%, GAAP software revenues up 14% rather than up 5%, GAAP net income up 14% rather than down 1%, and GAAP operating income up 17% rather than up 4%.
     Third quarter non-GAAP earnings per share were up 16% to $0.35, and non-GAAP net income was up 12% to $1.8 billion, compared to the same quarter last year. Non-GAAP total revenues were up 2% to $5.5 billion. Non-GAAP software revenues were up 5% to $4.5 billion and non-GAAP software license updates and product support revenues were up 12% to $3.0 billion. Non-GAAP operating income was up 15% to $2.6 billion and non-GAAP operating margin was up 510 basis points to 46%.

     If currency exchange rates were the same as they were in Q3 of last year, Oracle’s non-GAAP earnings per share would have been up 29% to $0.40, rather than up 16% to $0.35, with total non-GAAP revenues up 12% rather than up 2%, non-GAAP software revenues up 14% rather than up 5%, non-GAAP net income up 24% rather than up 12% and non-GAAP operating income up 26% rather than up 15%.
     Oracle also announced today that its Board of Directors intends to pay a quarterly cash dividend of $0.05 per share, or $0.20 per share annually, on its common stock. The Board declared the first cash dividend of $0.05 per share of outstanding common stock to be paid to shareholders of record as of the close of business on April 8, 2009, with a payment date of May 8, 2009. Future declaration of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of Oracle’s Board of Directors.
     “Our non-GAAP operating income was $2.6 billion in Q3, which was an increase of 15% over the same period last year, resulting in operating margins of 46%. In constant currency, non-GAAP operating income grew by 26%,” said Oracle Executive Vice President and CFO, Jeff Epstein. “In addition, Oracle generated $8.0 billion in free cash flow in the past twelve months, up 14% over the same period last year.”
     “We are committed to delivering value to our stockholders through technology innovation, strategic acquisitions, stock repurchases, and now through a dividend,” said Safra Catz, Oracle’s President. “We generated $8.0 billion in free cash flow over the last twelve months and we are running our business at record operating margins. We have always been committed to rewarding our stockholders’ investments in Oracle and the Board has decided that it is the right time to declare a dividend for our stockholders.”
     “If you look past the effect of exchange rates, our new software license revenues for this quarter were higher than our new software license revenues for Q3 of last year,” said Oracle President Charles Phillips. “Achieving constant currency growth in new software license sales in this very challenging economy shows that we continue to beat our competitors in both technology and applications.”

     “But for the strengthening of the US dollar leading to unfavorable currency exchange rates, our non-GAAP earnings per share would have increased 29% in Q3,” said Oracle CEO, Larry Ellison. “This is a tremendous achievement in the face of the serious slowdown in the world economy.”
Q3 Earnings Conference Call and Webcast
Oracle will hold a conference call and web broadcast today to discuss these results at 2:00 p.m. (PDT) / 5:00 p.m. (EDT). To access the live web broadcast of this event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. Please hold down your control key while pressing refresh to ensure that the web link is visible.
Supplemental Financial Tables
Supplemental financial materials regarding these results are available on our Investor Relations website at: http://www.oracle.com/investor. To receive these supplemental financial tables and other Investor Relations alerts directly, please subscribe to Oracle’s RSS feeds via the RSS link on our website.
About Oracle
Oracle Corporation is the world’s largest business software company. For more information about Oracle, please visit our Web site at oracle.com or call Investor Relations at (650) 506-4073.
# # #
Trademarks
Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.
     “Safe Harbor” Statement:  Statements in this press release and accompanying materials relating to the Board of Directors’ or Oracle’s future plans, intentions and prospects are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current plans, intentions and expectations and our actual results, and could cause actual results to differ materially.  We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, political and market conditions, including the recent global economic and financial crisis, could adversely affect our business, operating results or financial condition, including our revenue growth and profitability, through reductions in customer IT budgets and expenditures and through the general tightening of access to credit.  (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases or a decline in our renewal rates for software license updates and product support.  (3) We cannot assure market acceptance of new products or services or new versions of existing or acquired products or services.  (4) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations.  (5) Periodic changes to our pricing model and sales organization could temporarily disrupt operations and cause a decline or delay in sales.  (6) Intense competitive forces demand rapid technological advances and frequent new product introductions and could require us to reduce prices or cause us to lose customers.   A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor.  All information set forth in this release is current as of March 18, 2009. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION
Q3 FISCAL 2009 FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in millions, except per share data)

						% Increase
	Three Months Ended				% Increase	(Decrease)
	February 28,	% of	February 29,	% of	(Decrease)	in Constant
	2009	Revenues	2008	Revenues	in US $	Currency (1)

REVENUES
New software licenses	$1,516	28%	$1,616	30%	(6%)	3%
Software license updates and product support	2,917	53%	2,624	49%	11%	20%

Software Revenues	4,433	81%	4,240	79%	5%	14%

Services	1,020	19%	1,109	21%	(8%)	2%

Total Revenues	5,453	100%	5,349	100%	2%	11%

OPERATING EXPENSES
Sales and marketing	1,054	19%	1,083	20%	(3%)	6%
Software license updates and product support	256	5%	254	5%	1%	9%
Cost of services	855	16%	989	19%	(14%)	(5%)
Research and development	677	12%	682	13%	(1%)	3%
General and administrative	192	4%	206	4%	(7%)	(1%)
Amortization of intangible assets	437	8%	292	5%	49%	50%
Acquisition related and other (2)	27	0%	(40)	(1%)	166%	169%
Restructuring	15	0%	8	0%	83%	110%

Total Operating Expenses	3,513	64%	3,474	65%	1%	8%

OPERATING INCOME	1,940	36%	1,875	35%	4%	17%
Interest expense	(154)	(3%)	(82)	(2%)	87%	87%
Non-operating income, net	24	0%	84	2%	(72%)	(54%)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,810	33%	1,877	35%	(4%)	11%

Provision for income taxes	481	9%	537	10%	(10%)	3%

NET INCOME	$1,329	24%	$1,340	25%	(1%)	14%

EARNINGS PER SHARE:
Basic	$0.27		$0.26
Diluted	$0.26		$0.26
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,005		5,148
Diluted	5,056		5,235

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2008, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar strengthened relative to most major international currencies in the three months ended February 28, 2009 compared with the corresponding prior year period, reducing revenue by 9 percentage points, operating expenses by 7 percentage points and operating income by 13 percentage points.

(2)	Acquisition related and other expenses for the three months ended February 29, 2008 include a gain on property sale of $57 million. Please see Appendix A for further discussion.

ORACLE CORPORATION
Q3 FISCAL 2009 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in millions, except per share data)

							% Increase				% Increase
	Three Months Ended						(Decrease) in US $				(Decrease) in Constant Currency (2)
	February 28, 2009		February 28, 2009	February 29, 2008		February 29, 2008
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP		GAAP		Non-GAAP

TOTAL REVENUES (3)	$5,453	$51	$5,504	$5,349	$22	$5,371		2%		2%		11%		12%

TOTAL SOFTWARE REVENUES (3)	$4,433	$51	$4,484	$4,240	$22	$4,262		5%		5%		14%		14%
New software licenses	1,516	—	1,516	1,616	—	1,616		(6%)		(6%)		3%		3%
Software license updates and product support (3)	2,917	51	2,968	2,624	22	2,646		11%		12%		20%		21%
TOTAL OPERATING EXPENSES	$3,513	$(564)	$2,949	$3,474	$(322)	$3,152		1%		(6%)		8%		1%
Stock-based compensation (4)	85	(85)	—	62	(62)	—		37%		*		37%		*
Amortization of intangible assets (5)	437	(437)	—	292	(292)	—		49%		*		50%		*
Acquisition related and other	27	(27)	—	(40)	40	—		166%		*		169%		*
Restructuring	15	(15)	—	8	(8)	—		83%		*		110%		*

OPERATING INCOME	$1,940	$615	$2,555	$1,875	$344	$2,219		4%		15%		17%		26%

OPERATING MARGIN %	36%		46%	35%		41%	54	bp	510	bp	178	bp	545	bp

INCOME TAX EFFECTS (6)	$481	$164	$645	$537	$98	$635		(10%)		2%		3%		13%

NET INCOME	$1,329	$451	$1,780	$1,340	$246	$1,586		(1%)		12%		14%		24%

DILUTED EARNINGS PER SHARE	$0.26		$0.35	$0.26		$0.30		3%		16%		18%		29%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	5,056	—	5,056	5,235	—	5,235		(3%)		(3%)		(3%)		(3%)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2008, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	As of February 28, 2009, approximately $20 million and $21 million in estimated revenues related to assumed support contracts will not be recognized during the remainder of fiscal 2009 and fiscal 2010, respectively, due to business combination accounting rules.

(4)	Stock-based compensation is included in the following GAAP operating expense categories:

	Three Months Ended			Three Months Ended
	February 28, 2009			February 29, 2008
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$16	$(16)	$—	$12	$(12)	$—
Software license updates and product support	3	(3)	—	1	(1)	—
Cost of services	3	(3)	—	2	(2)	—
Research and development	39	(39)	—	31	(31)	—
General and administrative	24	(24)	—	16	(16)	—

Subtotal	85	(85)	—	62	(62)	—

Acquisition related and other	3	(3)	—	3	(3)	—

Total stock-based compensation	$88	$(88)	$—	$65	$(65)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of February 28, 2009 is as follows:

Remainder of Fiscal 2009	$453
Fiscal 2010	1,653
Fiscal 2011	1,364
Fiscal 2012	1,216
Fiscal 2013	1,084
Fiscal 2014	881
Thereafter	1,053

Total	$7,704

(6)	Income tax effects were calculated reflecting an effective GAAP and non-GAAP tax rate of 26.6% in the third quarter of fiscal 2009 and 28.6% in the third quarter of fiscal 2008.

*	Not meaningful

ORACLE CORPORATION
Q3 FISCAL 2009 YEAR TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in millions, except per share data)

						% Increase
	Nine Months Ended				% Increase	(Decrease)
	February 28,	% of	February 29,	% of	(Decrease)	in Constant
	2009	Revenues	2008	Revenues	in US $	Currency (1)

REVENUES
New software licenses	$4,379	27%	$4,371	29%	0%	6%
Software license updates and product support	8,702	53%	7,497	49%	16%	20%

Software Revenues	13,081	80%	11,868	78%	10%	15%

Services	3,310	20%	3,323	22%	0%	5%

Total Revenues	16,391	100%	15,191	100%	8%	12%

OPERATING EXPENSES
Sales and marketing	3,312	20%	3,153	21%	5%	9%
Software license updates and product support	795	5%	729	5%	9%	13%
Cost of services	2,820	17%	2,911	19%	(3%)	1%
Research and development	2,037	12%	2,007	13%	1%	4%
General and administrative	571	4%	608	4%	(6%)	(3%)
Amortization of intangible assets	1,276	8%	867	6%	47%	47%
Acquisition related and other (2)	98	1%	28	0%	252%	250%
Restructuring	46	0%	14	0%	227%	272%

Total Operating Expenses	10,955	67%	10,317	68%	6%	10%

OPERATING INCOME	5,436	33%	4,874	32%	12%	18%
Interest expense	(471)	(3%)	(265)	(2%)	78%	78%
Non-operating income, net	114	1%	284	2%	(60%)	(48%)

INCOME BEFORE PROVISION FOR INCOME TAXES	5,079	31%	4,893	32%	4%	11%

Provision for income taxes	1,377	8%	1,409	9%	(2%)	5%

NET INCOME	$3,702	23%	$3,484	23%	6%	14%

EARNINGS PER SHARE:
Basic	$0.73		$0.68
Diluted	$0.72		$0.67
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,095		5,128
Diluted	5,159		5,228

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2008, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar strengthened relative to most major international currencies in the nine months ended February 28, 2009 compared with the corresponding prior year period, reducing revenue by 4 percentage points, operating expenses by 4 percentage points and operating income by 6 percentage points.

(2)	Acquisition related and other expenses for the nine months ended February 29, 2008 include a gain on property sale of $57 million. Please see Appendix A for further discussion.

ORACLE CORPORATION
Q3 FISCAL 2009 YEAR TO DATE FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

							% Increase				% Increase

	Nine Months Ended						(Decrease) in US $				(Decrease) in Constant Currency (2)
	February 28, 2009		February 28, 2009	February 29, 2008		February 29, 2008
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP		GAAP		Non-GAAP

TOTAL REVENUES (3)	$16,391	$222	$16,613	$15,191	$138	$15,329		8%		8%		12%		13%

TOTAL SOFTWARE REVENUES (3)	$13,081	$222	$13,303	$11,868	$138	$12,006		10%		11%		15%		15%
New software licenses	4,379	—	4,379	4,371	—	4,371		0%		0%		6%		6%
Software license updates and product support (3)	8,702	222	8,924	7,497	138	7,635		16%		17%		20%		20%

TOTAL OPERATING EXPENSES	$10,955	$(1,680)	$9,275	$10,317	$(1,103)	$9,214		6%		1%		10%		4%
Stock-based compensation (4)	260	(260)	—	194	(194)	—		34%		*		34%		*
Amortization of intangible assets (5)	1,276	(1,276)	—	867	(867)	—		47%		*		47%		*
Acquisition related and other	98	(98)	—	28	(28)	—		252%		*		250%		*
Restructuring	46	(46)	—	14	(14)	—		227%		*		272%		*

OPERATING INCOME	$5,436	$1,902	$7,338	$4,874	$1,241	$6,115		12%		20%		18%		25%

OPERATING MARGIN %	33%		44%	32%		40%	108	bp	428	bp	169	bp	443	bp

INCOME TAX EFFECTS (6)	$1,377	$535	$1,912	$1,409	$357	$1,766		(2%)		8%		5%		14%

NET INCOME	$3,702	$1,367	$5,069	$3,484	$884	$4,368		6%		16%		14%		22%

DILUTED EARNINGS PER SHARE	$0.72		$0.98	$0.67		$0.84		8%		18%		15%		24%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	5,159	—	5,159	5,228	1	5,229		(1%)		(1%)		(1%)		(1%)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2008, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	As of February 28, 2009, approximately $20 million and $21 million in estimated revenues related to assumed support contracts will not be recognized during the remainder of fiscal 2009 and fiscal 2010, respectively, due to business combination accounting rules.

(4)	Stock-based compensation is included in the following GAAP operating expense categories:

	Nine Months Ended			Nine Months Ended
	February 28, 2009			February 29, 2008
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$51	$(51)	$—	$38	$(38)	$—
Software license updates and product support	10	(10)	—	8	(8)	—
Cost of services	9	(9)	—	9	(9)	—
Research and development	121	(121)	—	84	(84)	—
General and administrative	69	(69)	—	55	(55)	—

Subtotal	260	(260)	—	194	(194)	—

Acquisition related and other	14	(14)	—	39	(39)	—

Total stock-based compensation	$274	$(274)	$—	$233	$(233)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of February 28, 2009 is as follows:

Remainder of Fiscal 2009	$453
Fiscal 2010	1,653
Fiscal 2011	1,364
Fiscal 2012	1,216
Fiscal 2013	1,084
Fiscal 2014	881
Thereafter	1,053

Total	$7,704

(6)	Income tax effects were calculated reflecting an effective GAAP tax rate of 27.1% and 28.8% in the first nine months of fiscal 2009 and 2008, respectively, and an effective non-GAAP tax rate of 27.4% and 28.8% in the first nine months of fiscal 2009 and 2008, respectively. Our non-GAAP tax rate in the first nine months of fiscal 2009 excludes the effect of an adjustment to our non-current deferred tax liability associated with acquired intangible assets.

*	Not meaningful

ORACLE CORPORATION
Q3 FISCAL 2009 FINANCIAL RESULTS
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions)

	February 28,	May 31,
	2009	2008

ASSETS

Current Assets:
Cash and cash equivalents	$8,211	$8,262
Marketable securities	3,083	2,781
Trade receivables, net	3,025	5,127
Deferred tax assets	635	853
Prepaid expenses and other current assets	657	1,080

Total Current Assets	15,611	18,103

Non-Current Assets:
Property, net	1,914	1,688
Intangible assets, net	7,704	8,395
Goodwill	18,642	17,991
Other assets	1,078	1,091

Total Non-Current Assets	29,338	29,165

TOTAL ASSETS	$44,949	$47,268

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable, current and other current borrowings	$1,002	$1,001
Accounts payable	272	383
Accrued compensation and related benefits	1,073	1,770
Deferred revenues	3,952	4,492
Other current liabilities	1,673	2,383

Total Current Liabilities	7,972	10,029

Non-Current Liabilities:
Notes payable and other non-current borrowings	10,236	10,235
Income taxes payable	1,802	1,566
Deferred tax liabilities	942	1,218
Other non-current liabilities	920	1,195

Total Non-Current Liabilities	13,900	14,214

Stockholders’ Equity	23,077	23,025

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,949	$47,268

ORACLE CORPORATION
Q3 FISCAL 2009 YEAR TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in millions)

	Nine Months Ended
	February 28,	February 29,
	2009	2008

Cash Flows From Operating Activities:
Net income	$3,702	$3,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	198	202
Amortization of intangible assets	1,276	867
Deferred income taxes	(302)	(130)
Minority interests in income	58	45
Stock-based compensation	274	233
Tax benefits on the exercise of stock options	141	492
Excess tax benefits on the exercise of stock options	(92)	(403)
In-process research and development	10	7
Other gains, net	—	(64)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	1,848	980
Decrease in prepaid expenses and other assets	336	61
Decrease in accounts payable and other liabilities	(1,097)	(482)
Decrease in income taxes payable	(51)	(273)
(Decrease) increase in deferred revenues	(54)	88

Net cash provided by operating activities	6,247	5,107

Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(6,906)	(3,629)
Proceeds from maturities and sales of marketable securities and other investments	6,397	2,532
Acquisitions, net of cash acquired	(1,165)	(700)
Capital expenditures	(491)	(195)
Proceeds from sale of property	—	153

Net cash used for investing activities	(2,165)	(1,839)

Cash Flows From Financing Activities:
Payments for repurchases of common stock	(3,704)	(1,520)
Proceeds from issuances of common stock	448	1,047
Repayments of borrowings	(4)	(1,362)
Excess tax benefits on the exercise of stock options	92	403
Distributions to minority interests	(53)	(49)

Net cash used for financing activities	(3,221)	(1,481)

Effect of exchange rate changes on cash and cash equivalents	(912)	404

Net (decrease) increase in cash and cash equivalents	(51)	2,191

Cash and cash equivalents at beginning of period	8,262	6,218

Cash and cash equivalents at end of period	$8,211	$8,409

ORACLE CORPORATION
Q3 FISCAL 2009 FINANCIAL RESULTS
FREE CASH FLOW — TRAILING 4-QUARTERS (1)
($ in millions)

	Fiscal 2008				Fiscal 2009
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$6,598	$6,957	$7,322	$7,402	$7,941	$8,089	$8,542

Capital Expenditures (2)	(357)	(369)	(331)	(243)	(479)	(486)	(539)

Free Cash Flow	$6,241	$6,588	$6,991	$7,159	$7,462	$7,603	$8,003

% Growth over prior year	40%	50%	48%	38%	20%	15%	14%

GAAP Net Income	$4,444	$4,781	$5,088	$5,521	$5,758	$5,750	$5,739

Free Cash Flow as a % of Net Income	140%	138%	137%	130%	130%	132%	139%

(1)	To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

(2)	Represents capital expenditures as reported in cash flows from investing activities on our cash flow statements presented in accordance with GAAP.

APPENDIX A
ORACLE CORPORATION
Q3 FISCAL 2009 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES
To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
•	Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to our acquisition of a business do not reflect the full amount of software license updates and product support revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

•	Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•	Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization of intangible assets will recur in future periods.

•	Acquisition related and other expenses, and restructuring expenses: We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of in-process research and development expenses, personnel related costs for transitional employees, other acquired employee related costs, stock-based compensation expenses (in addition to the stock-based compensation expenses described above), integration related professional services, certain business combination adjustments after the purchase price allocation period has ended, and certain other operating expenses, net. Substantially all of the stock-based compensation expenses included in acquisition related and other expenses resulted from unvested options assumed in acquisitions whose vesting was fully accelerated upon termination of the employees pursuant to the original terms of those options. Restructuring expenses consist of Oracle employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related expenses and restructuring expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions.
For the three and nine months ended February 29, 2008, acquisition related and other expenses include a gain on property sale of $57 million.